Q4 2017 EARNINGS PRESENTATION December 19, 2017 Exhibit 99.2

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this presentation and Navistar International Corporation assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including the results of our alliance with Volkswagen Truck & Bus and descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended October 31, 2017. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP numbers are reconciled to the most appropriate GAAP number in the appendix of this presentation.

2017 Highlights – Back in the Black Full-year net income of $30 million All segments profitable in the fourth quarter Q4 adjusted EBITDA margin of 10.3% Stronger Core market share Core market share increased 1.5 points Market share grew in each truck category Improving Class 8 market conditions Senior Notes and Term-loan refinancing completed Used Truck and Warranty returning to normal levels Several joint product announcements with Volkswagen Truck & Bus (VW T&B) Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation.

Class 8 Market Share Growing With Introduction of New Products 2017 annual Class 8 market share up 0.7 points to 11.8% Class 8 Market Share Up 0.7 pts Up 1.6 pts Up 1.2 pts

Drive Operational Excellence Profitable through higher sales and cost management Used truck accelerating sales and reducing inventories VW T&B alliance proceeding to plan Grow the Core Business Entire line of Class 8 products refreshed and International® A26 engine launched New innovative IC Bus features and powertrain solutions Parts private labels brands (Fleetrite® and ReNEWed®) sales grew double digits in 2017 Next-generation, diesel big-bore powertrain collaboration with VW T&B Offer Innovative Technology Solutions Electric Medium Duty truck and Bus (chargE™) products as early as 2019 Converging connected services with RIO (VW T&B) 370,000 OnCommand® Connection active VINs 2017: Year End Review

Return To Profitability In 2017 ($ in millions, except per share and units) Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. (A) Includes U.S. and Canada School buses and Class 6-8 trucks. (B) Amounts attributable to Navistar International Corporation, net of tax.

All Segments Profitable in Q4 ($ in millions)

Annual Segment Results ($ in millions)

Used Truck Inventory at 4-Year Low Used Truck Inventory ($ in millions) Gross inventory balance: $206 million Down 54% since peaking in Apr. 2016 Net inventory balance: $96 million Sold over 3,300 trucks in Q4 Accelerated disposition of legacy trucks Q4 inventory reserve addition: $9 million Challenging used truck pricing environment for the industry Used truck gross inventory balance in range of normal operations

Lowest Annual Warranty Expense Since 2009 Warranty Spend and Expense Declining ($ in millions) Warranty liability approaching pre-EGR levels Q4 warranty expense (excluding pre-existing) as a percentage of revenue: 2.1% New product quality driving warranty results Warranty liability balance: $629 million Down 53% since Oct. 2013

Strong Liquidity to Address Near-Term Maturities 2017 Q4 cash balance Consolidated cash: $1.1 billion(A) Manufacturing cash: $1.0 billion(A) Pro Forma(B) cash of $1.2 billion with incremental proceeds from November refinancing transactions Incremental cash expected to be used to repay maturing 2018 Convertible Notes Manufacturing Cash(A) ($ in millions) Amounts include manufacturing cash, cash equivalents, and marketable securities. Reflects November capital markets transactions. Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Solid cash positon heading into 2018 (B)

Proactively Managed Debt Maturities $200 million and $411 million Convertible Notes, mature in October 2018 and April 2019, respectively $1.6 billion Term Loan credit facility(B), matures in 2024 Replaces $1 billion Term Loan facility due 2020 $1.1 billion 6.625% Senior Notes(B), matures in 2025 Replaces $1.45 billion 8.25% Senior Notes due 2021 $225 million Tax Exempt Bonds, mature in 2040 Manufacturing Debt Maturity Schedule(A/B) ($ in millions) Total manufacturing debt of $3.4B as of October 31, 2017. Graph does not include financed lease obligations and other, totaling $173 million. Pro Forma manufacturing debt balance of $3.6B. Dates are based on calendar year. Reflects November capital market transactions. Extended maturities and lowered interest expense

Guidance Summary Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. (1) 2018 manufacturing cash guidance of $1 billion reflects expected repayment of 2018 convertible notes. 2017 Actual 2018 Guidance Class 8 industry 207K 220-250K Core markets industry 328K 345-375K Revenue $8.6B $9.0-$9.5B Adjusted EBITDA $582M $675-$725M Manufacturing cash $1.0B ~$1.0B(1)

Significant Cash Flow Drivers 2017 2018 Guidance Actuals Guidance Manufacturing interest expense $245M $269M $230M Capital expenditures $150M $102M $200M Warranty spend greater than expense $150M $184M $125M Pension/OPEB contributions greater than expense $60M $75M $100M

Appendix

U.S. and Canada Dealer Stock Inventory* *Includes U.S. and Canada Class 4-8 truck inventory, but does not include U.S. IC Bus.

Retail Market Share in Commercial Vehicle Segments 7

Worldwide Truck Chargeouts

NAVISTAR

	Three Months Ended October 31,				Years Ended October 31,			
	2017	2016	Change	% Change	2017	2016	Change	% Change
Core Markets (U.S. and Canada)								
School buses(A)	**2,900**	2,700	200	7%	**11,300**	11,200	100	1%
Class 6 and 7 medium trucks	**5,200**	4,200	1,000	24%	**20,900**	17,800	3,100	17%
Class 8 heavy trucks	**6,500**	4,000	2,500	63%	**16,800**	16,300	500	3%
Class 8 severe service trucks(B)	**2,400**	2,100	300	14%	**8,300**	7,600	700	9%
Total Core markets	**17,000**	13,000	4,000	31%	**57,300**	52,900	4,400	8%
Non "Core" military	**300**	100	200	200%	**800**	500	300	60%
Other markets(C)	**3,900**	4,000	(100)	-3%	**10,800**	9,900	900	9%
Total worldwide units	**21,200**	17,100	4,100	24%	**68,900**	63,300	5,600	9%
Combined class 8 trucks	**8,900**	6,100	2,800	46%	**25,100**	23,900	1,200	5%

We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. The above table summarizes our approximate worldwide chargeouts.

We define our Core markets to include U.S. and Canada School bus and Class 6 through 8 trucks. Our Core markets include CAT-branded units sold to Caterpillar under our North America supply agreement during 2016.

(A) The School bus chargeouts include buses classified as B, C, and D and are being reported on a one-month lag.
(B) Chargeouts include CAT-branded units sold to Caterpillar under our North America supply agreement during 2016.
(C) Other markets primarily consist of Export Truck and Mexico.

Q4 2017 Earnings – 12/19/2017
NYSE: NAV 18

Highlights Financial Services segment profit of $26 million for Q4 2017 and $77 million YTD U.S. financing availability of $438 million as of October 31, 2017 Financial Services debt/equity leverage of 3.2:1 as of October 31, 2017 4-year extension of revolving bank credit facility in September Navistar Financial Corporation Retail Notes Bank Facility Dealer Floor Plan Revolver capacity of $269M extended to September 2021, term portion of $76M matures June 2018 Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts On balance sheet NFSC wholesale trust as of October 31, 2017 $975M funding facility Variable portion matures May 2018 Term portions mature September 2018 and June 2019 On balance sheet Program management continuity Broad product offering Ability to support large fleets Access to less expensive capital C A P I T A L Funded by BMO Financial Group

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A:The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q2: What is included in your equity in loss of non-consolidated affiliates? A:Equity in loss of non-consolidated affiliates is derived from our ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A:Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which we do not own 100%, and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4:What are your expected 2017 and beyond pension funding requirements? A: In 2017 and 2016, we contributed $112 million and $100 million, respectively, to our U.S. and Canadian pension plans (the "Plans") to meet regulatory minimum funding requirements. In 2018, we expect to contribute approximately $134 million to meet the minimum required contributions for all plans. Future contributions are dependent upon a number of factors, principally the changes in values of plan assets, changes in interest rates, the impact of any future funding relief. We currently expect that from 2019 through 2021, we will be required to contribute approximately $140 million to $190 million per year to the Plans, depending on asset performance and discount rates. Q5:What is your expectation for future cash tax payments? A:Our cash tax payments are expected to remain low in 2018 and will gradually increase as we utilize available net operating losses (NOLs) and tax credits in future years.

Frequently Asked Questions

NAVISTAR

Q6: What is the current balance of net operating losses as compared to other deferred tax assets?

A: As of October 31, 2017, the Company had deferred tax assets for U.S. federal NOLs valued at $988 million, state NOLs valued at $152 million, and foreign NOLs valued at $243 million, for a total undiscounted cash value of $1.4 billion. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $262 million and other deferred tax assets of $1.8 billion resulting in net deferred tax assets before valuation allowances of approximately $3.5 billion. Of this amount, $3.3 billion was subject to a valuation allowance at the end of FY2017.

Q7: How does your FY 2018 Class 8 industry outlook compare to ACT Research?

A:

Reconciliation to ACT – Retail Sales	2018	
ACT*	284,000	
CY to FY adjustment	(6,431)	
Exclusion of ACT category: "Other Specialty OEMs"	(6,000)	
Total (ACT comparable Class 8 Navistar)	271,569	
Navistar Industry Retail Deliveries Combined Class 8 Trucks	220,000	250,000
Navistar difference from ACT	(51,569)	(21,569)
*Source: ACT N.A. Commercial Vehicle Outlook – November 2017	-19.0%	-7.9%

Q8: Please discuss the process from an order to a retail delivery?

A: Orders* are customers' written commitments to purchase vehicles. Order backlogs* are orders yet to be built as of the end of a period. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts.

* Orders and units in backlog do not represent guarantees of purchases and are subject to cancellation.

Q4 2017 Earnings – 12/19/2017
NYSE: NAV 21

Frequently Asked Questions Q9: How do you define manufacturing free cash flow? A: _____________________________ Net of adjustments. Capital expenditures are reported on a cash basis. In 2017, capital expenditures excluded amounts that were not yet paid, which was an increase over the prior year by $27 million. Q10: What were your Worldwide Engine Shipments in the period? A:

Outstanding Debt Balances

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation: The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below. Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results. Adjusted EBITDA: We believe that adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Manufacturing Cash, Cash Equivalents, and Marketable Securities: Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Gross Margin consists of Sales and revenues, net, less Costs of products sold. Structural Cost consists of Selling, general and administrative expenses and Engineering and product development costs. Free Cash Flow consists of Net cash from operating activities and Capital Expenditures.

SEC Regulation G Non-GAAP Reconciliation Manufacturing segment cash, Cash equivalents, and Marketable securities reconciliation: Manufacturing Pro Forma includes $200 million incremental cash from November capital markets transactions: On November 6, 2017, we issued $1.1 billion aggregate principal amount of 6.625% senior notes due 2025 (“2025 Notes”). The proceeds from the offering were used to repurchase a portion of our existing Senior Notes under the tender offer, to pay accrued and unpaid interest thereon, and pay the associated prepayment premiums, certain transaction fees and expenses incurred in connection with the new 2025 Notes. On November 6, 2017, we signed a definitive credit agreement relating to a seven-year senior secured term loan credit facility in an aggregate principal amount of $1.6 billion (“Term Loan Credit Agreement”), guaranteed by Navistar International Corporation and twelve of its subsidiaries. A portion of the proceeds from the Term Loan Credit Agreement were used to repay all outstanding loans under our existing Term Loan, to redeem the remaining portion of the outstanding Senior Notes and to pay accrued and unpaid interest thereon, and pay certain transaction fees and expenses incurred in connection with the new Term Loan Credit Agreement. The remainder of the proceeds of the term loan credit facility will be used for ongoing working capital purposes and general corporate purposes.

SEC Regulation G Non-GAAP Reconciliations Earnings (loss) before interest, taxes, depreciation, and amortization (“EBITDA”) reconciliation ______________________ (A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate interest expense of our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense: For more detail on the items noted, please see the footnotes on slide 27.

Significant Items Included Within Our Results ______________________ Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. During 2017, we recorded $13 million of asset impairment charges in our Truck segment relating to assets held for sale of our Conway, Arkansas fabrication business and for certain assets under operating leases. During 2016, the charges primarily included $17 million related to certain long-lived assets and $8 million related to certain operating leases. We also determined that $1 million of trademark asset carrying value was impaired. During 2017, we recorded a charge of $13 million. We recorded $41 million of charges related to our plan to cease production at our Melrose Park Facility, a net benefit of $43 million related to the resolution of the closing agreement for our Chatham, Ontario plant, and the release of $1 million in OPEB liabilities in connection with the sale of our fabrication business in Conway, Arkansas. We recorded $6 million of restructuring charges in Brazil related to cost reduction actions consisting of personnel costs for employee separation and related benefits. During 2016, we recorded $7 million of charges related to the 2011 closure of our Chatham, Ontario plant. During 2017, we recognized a charge of $31 million for a jury verdict related to Maxxforce engine EGR product litigation in our Truck segment. During 2017, we recognized a gain of $6 million related to the sale of a business line in our Parts segment. During 2017, we recorded a charge of $5 million related to third party fees and debt issuance costs associated with the repricing of our Term Loan and the refinancing of the revolving portion of the NFC bank credit facility in our Financial Services segment. During 2016, we received a $15 million one-time fee from a third party.